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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                              ___________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             BRAUN CONSULTING, INC.
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             (Exact name of registrant as specified in its charter)

                    DELAWARE                                   36-4294297
-----------------------------------------------------   ------------------------
      (State of incorporation or organization)             (I.R.S. employer
                                                          identification no.)

 30 WEST MONROE STREET, SUITE 300, CHICAGO, ILLINOIS             60603
-----------------------------------------------------   ------------------------
      (Address of principal executive offices)                 (zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
      333-79251
---------------------
   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                 Name of each exchange on which
     to be so registered                 each class is to be registered
     -------------------                 ------------------------------


            none
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Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, $0.001 per share par value
--------------------------------------------------------------------------------
                                (Title of class)
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Item 1. Description of Registrant's Securities to be Registered.

     For a description of the common stock of Braun Consulting, Inc. to be registered hereby, see the information set forth under the caption "Description of Capital Stock" in (1) Braun Consulting, Inc.'s preliminary prospectus included in its Registration Statement on Form S-1 (File No. 333-79251) originally filed with the Securities and Exchange Commission on May 25, 1999, as amended, and (2) the related final form of prospectus to be filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

     The following exhibits are filed as a part of this registration statement:

     Exhibit
       No.                    Identification of Exhibit
     -------                -------------------------

       1 Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-79251) (the "Form S-1")).

       2       Bylaws (Incorporated by reference to Exhibit 3.2 to the Form
               S-1).

       3 Specimen Certificate representing Common Stock (Incorporated by reference to Exhibit 4.1 to the Form S-1).

       4 Registration Rights Agreement dated as of May 4, 1999 by and among Braun Consulting, Inc., Michael J. Evanisko, James M. Kalustian and Paul J. Bascobert (Incorporated by reference to
               Exhibit 4.2 to the Form S-1).

       5 Voting Trust Agreement dated February 1, 1998 by and between Wayne L. Schneider, Josephine L. Schneider, Amos W. Braun, LaVerne M. Braun, Michael K. Braun, Maureen B. Braun, Janet M. Ostendorf, Gregory A. Ostendorf and Steven J. Braun (Incorporated by reference to Exhibit 9.1 to the Form S-1).

       6 Agreement dated September 1, 1998 between Steven J. Braun and Stephen J. Miller (Incorporated by reference to Exhibit 10.5 to the Form S-1).

       7       1995 Director Stock Option Plan (Incorporated by reference to
               Exhibit 10.6 to the Form S-1).

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       8       1998 Employee Long-Term Stock Investment Plan (Incorporated by
               reference to Exhibit 10.7 to the Form S-1).

       9 1998 Executive Long-Term Stock Investment Plan (Incorporated by reference to Exhibit 10.8 to the Form S-1).

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 BRAUN CONSULTING, INC.


Date: July ___, 1999             By: /s/ Steven J. Braun
                                     ------------------------------------------
                                     Steven J. Braun
                                     President, Chief Executive Officer and
                                     Chairman of the Board

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